Exhibit 15.1

Letterhead of Samil PricewaterhouseCoopers

April 30, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Gravity Co., Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission pursuant to Item 16F of Form 20-F, as part of the Form 20-F of Gravity Co., Ltd. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ Samil PricewaterhouseCoopers

Samil PricewaterhouseCoopers

Seoul, KOREA